Exhibit 5.1

POMDOCTOR LIMITED	Email dbulley@applebyglobal.com
Yongxu Industrial Park
No.19-23 Hejing Road, Dongsha Street	Direct Dial +852 2905 5770
Liwan District, Guangzhou 510000	Tel +852 2523 8123
People’s Republic of China	Fax +852 2524 5548

Appleby Ref 451406.0002/DRB/DB

13 March 2025

Suites 3505-06

35/F, Two Taikoo Place

979 King’s Road

Quarry Bay

Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner

David Bulley

Partners

Fiona Chan

Vincent Chan

Chris Cheng

Richard Grasby

Judy Lee

John McCarroll SC

Lily Miao

Lorinda Peasland

Eliot Simpson

POMDOCTOR LIMITED (the Company)

INTRODUCTION

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (Registration Statement), filed with the United States Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended to date (Securities Act) relating to the initial public offering by the Company of certain American depositary shares (ADSs) representing Class A ordinary shares of a par value of US$0.0001 each in the Company (Shares).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied (without further verification) upon the documents listed in Schedule 1 (Documents). We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Documents or elsewhere) other than as expressly stated in this opinion.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

Bermuda ■ British Virgin Islands ■ Cayman Islands Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus forming part of the Registration Statement. In giving this consent we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the ADSs while the Registration Statement is effective.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity. The Company is in good standing with the Registrar of Companies of the Cayman Islands.

2.	Authorised Share Capital: The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$50,000 divided into 500,000,000 shares comprising of (i) 450,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 2,042,042 Class B ordinary shares of a par value of US$0.0001 each, and (iii) 47,957,958 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with articles 3.1 and 3.2 of the IPO Memorandum and Articles.

3.	Valid Issuance of Shares: The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	Registration Statement – Taxation: The statements under the caption “Taxation – Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

Yours faithfully

/s/ Appleby

Appleby

Schedule 1

Part 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 26 February 2021 issued by the Registrar of Companies (Certificate of Incorporation).

2.	A copy of the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 8 August 2024 (Pre-IPO Memorandum and Articles).

3.	A copy of the fourth amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 18 February 2025 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares (IPO Memorandum and Articles).

4.	A copy of the Certificate of Good Standing dated 14 February 2025 issued by the Registrar of Companies in respect of the Company (Certificate of Good Standing).

5.	A copy of the written resolutions of the sole director of the Company dated 17 February 2025 (Board Resolutions).

6.	A copy of the written resolutions of the shareholders of the Company dated 18 February 2025 (Shareholder Resolutions, and together with the Board Resolutions as the Resolutions).

7.	A copy of the Register of Members of the Company dated 18 February 2025 (Register of Members).

8.	A copy of the Register of Directors and Officers of the Company dated 18 February 2025 (Register of Directors and Officers).

9.	A copy of the Register of Mortgages and Charges of the Company dated 18 February 2025 (Register of Mortgages and Charges).

10.	A copy of the Registration Statement.

Schedule 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Certificate of Incorporation and that the Pre-IPO Memorandum and Articles remain in full force and effect and, except as amended by the Shareholders Resolution adopting the IPO Memorandum and Articles, are otherwise unamended;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic;

4.	that the Registration Statement does not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

5.	that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) received notice of any restrictions notice under the Beneficial Ownership Transparency Act in respect of any of its shares, which restrictions notice has not been withdrawn by the registered office provider or ceased by court order;

6.	that the Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion;

7.	that the directors of the Company have concluded that the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of this opinion;

8.	that (i) the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company, and (ii) the Register of Members accurately reflects the names of all shareholders of the Company as at the dates the Resolutions were passed or adopted and as at the date of this opinion;

9.	that there is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions expressed herein;

10.	that there is no matter affecting the authority of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement;

11.	that the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company;

12.	that the directors or shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company or appoint a restructuring officer and no receiver has been appointed over any of the Company’s property or assets;

13.	that upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

14.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the ADSs or the Shares;

15.	that upon the completion of the Company’s initial public offering of the ADSs representing the Shares, the Company will not be subject to the requirements of Part XVIIA of the Companies Act (As Revised) of the Cayman Islands (the Companies Act);

16.	that the Registration Statement has been, or will be, declared effective by the Commission prior to the issuance of the Shares; and

17.	that there are no matters of fact or law (excluding matters of Cayman Islands law) which would or might affect the opinions expressed herein.

Schedule 3

Reservations

Our opinion is subject to the following:

1.	Non-Assessable: In this opinion, the phrase “non-assessable” means, with respect to the issuance of any shares, that a shareholder shall not, in respect of the relevant shares and in the absence of any contractual arrangements, or any obligations pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

2.	Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

3.	Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the memorandum and articles of association of the Company and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

4.	Statements made in Documents: Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.